Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 29, 2024 with respect to the consolidated financial statements of Ceapro Inc. included in the Form 6-K of Aeterna Zentaris Inc. filed on May 14, 2024. We consent to the incorporation by reference of the said report in the Registration Statements of Aeterna Zentaris Inc. on Form F-3 (File No. 333-254680) and on Forms S-8 (File No. 333-224737, File No. 333-210561 and File No. 333-200834).

Montréal, Canada

May 14, 2024